EXHIBIT 3.1

ARTICLES OF AMENDMENT

TO

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

ACCENTIA BIOPHARMACEUTICALS, INC.

Pursuant to the Florida Business Corporation Act, Chapter 607 of the Florida Statutes (the “FBCA”), Accentia Biopharmaceuticals, Inc., a Florida corporation (the “Corporation”), hereby certifies that:

FIRST: This Corporation is named Accentia Biopharmaceuticals, Inc. and was originally incorporated in the State of Florida on March 26, 2002, and the Corporation hereby adopts these Articles of Amendment to the Amended and Restated Articles of Incorporation of the Corporation filed on May 16, 2005, as further amended on June 2, 2005.

SECOND: The amendment set forth below to the Amended and Restated Articles of Incorporation of the Corporation has been approved by the Board of Directors and shareholders of the Corporation in the manner and by the vote required by the FBCA. The amendment was duly approved by the Board of Directors pursuant to a unanimous written consent dated August 1, 2005 and was duly approved by the shareholders pursuant to a written consent as of September 1, 2005. The votes cast for the amendment by the shareholders were sufficient for approval.

THIRD: The Amended and Restated Articles of Incorporation of the Corporation, as in effect on the date hereof and as amended through the date hereof, are hereby further amended as follows:

A. Section 1(d)(i) of Article IV is hereby deleted in its entirety and replaced with the following:

“(i) Voluntary and Automatic Conversion. Each holder of outstanding shares of Series E Convertible Preferred Stock shall have the right at any time to convert all of that holders (this conversion right requires the conversion of all shares of Series E Convertible Preferred Stock owned or controlled by the converting party) outstanding shares of Series E Convertible Preferred Stock into that number of shares of fully paid and non-assessable Common Stock such that each 0.475 shares of Series E Convertible Preferred Stock shall represent one millionth percent of the number of Fully Diluted Common Shares of the Corporation outstanding at the time of the conversion (including the shares issuable pursuant to the conversion). For example, 2,375,071 shares of Series E Convertible Preferred Stock would be convertible into 5% of the Fully Diluted Common Shares of the Corporation. “Fully Diluted Common Shares” shall mean the number of shares of Common Stock outstanding at the time of conversion giving effect to the assumed conversion or exercise into Common Stock of any and all then-outstanding options, warrants, preferred stock, convertible debt, or other rights to acquire capital stock of the Corporation, as if those securities or instruments were converted or exercised, as applicable, immediately before conversion of the shares of Series E Convertible Preferred Stock at their then-applicable conversion or exercise prices; provided, however, “Fully Diluted Common Shares” shall exclude: (A) shares issuable upon the exercise of any options or warrants that will and do expire unexercised on the date of conversion of the Series E Convertible Preferred Stock; (B) shares issuable pursuant to the following unvested stock options outstanding as of January 7, 2005 to the extent such options remain unvested on the date of conversion of the Series E shares: (i) options to purchase up to 760,023 shares of Series B Convertible Preferred Stock (after taking into account the share combination effected in the second paragraph of this Article IV); (ii) options to purchase up to 16,754 shares of Series D Convertible Preferred Stock (after taking into account the share combination effected in the second paragraph of this Article IV); and (iii) options to purchase up to 703,027 shares of Common Stock (after taking into account the share combination effected in the second paragraph of this Article IV); and (C) shares issuable to Laurus Master Fund, Ltd. and/or its affiliates and assignees (collectively, “Laurus”) pursuant to (i) the Amended and Restated Secured Convertible Term Note in the aggregate original principal amount of $10,000,000, dated August 16, 2005, issued to Laurus; (ii) the Secured Convertible Minimum Borrowing Note, dated as of April 29, 2005, issued to Laurus; (iii) the exercise of any warrants included in the Amended and Restated Common Stock Purchase Warrant, dated August 16, 2005, issued to Laurus and in the Common Stock Purchase Warrant, dated August 16, 2005, also issued to Laurus. “Fully Diluted Common Shares” shall specifically include any shares of Common Stock that will be issued on or before the closing of the Corporation’s initial public offering in cancellation of Company indebtedness. Notwithstanding the foregoing, in the event that the aggregate value of the shares of Common Stock otherwise issuable upon a conversion determined in accordance with the preceding sentences is less than $2.11 for each share of Series E Convertible Preferred Stock being converted, then the number of shares of Common Stock issuable upon conversion will be automatically increased (but not decreased) by that number of shares of Common Stock necessary to cause the total shares of Common Stock to be issued at conversion to have a minimum value equal to $2.11 for each share of Series E Convertible Preferred Stock being converted. The value of the Common Stock, if automatic conversion is being effected pursuant to a Qualifying IPO (as defined below), shall be based on the IPO Offering Price or, if conversion is being effected other than as a result of a Qualifying IPO, then the value shall be based on appraisal value (as mutually agreed upon by the Board of Directors of the Corporation and at least two-thirds of the outstanding shares of Series E Convertible Preferred Stock). “IPO Offering Price” shall mean the initial public offering price per share for such stock in connection with a Qualifying IPO, as set forth in the final prospectus relating thereto. The holders of outstanding shares of Series D Convertible Preferred Stock shall have the right to convert each outstanding share of Series D Convertible Preferred Stock into 0.474 shares of fully paid and non-assessable Common Stock of the Corporation. The holders of outstanding shares of Series C Convertible Preferred Stock shall have the right to convert each outstanding share of Series C Convertible Preferred Stock into 0.415 shares of fully paid and non-assessable Common Stock of the Corporation. The holders of outstanding shares of Series B Convertible Preferred Stock shall have the right to convert each outstanding share of Series B Convertible Preferred Stock into 0.511 shares of fully paid and non-assessable Common Stock of the Corporation. The holders of outstanding shares of Series A Convertible Preferred Stock shall have the right to convert each one (1) share of Series A Convertible Preferred Stock into one (1) share of fully paid and non-assessable Common Stock of the Corporation. Notice of conversion must be in writing and delivered to the principal office of the Corporation. Such notice of conversion, once issued by the holder, shall be irrevocable. Notice of conversion may be issued at any time after the date on which these Amended and Restated Articles of Incorporation become effective.”

B. Section 1(d)(iii) of Article IV is hereby deleted in its entirety and replaced with the following:

“(iii) Mandatory Conversion of Preferred Stock upon Qualifying IPO. All outstanding shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock, and Series E Convertible Preferred Stock shall automatically convert into Common Stock, based on the then applicable conversion price and terms set forth herein for each such class of Preferred Stock, immediately prior to the closing of a firm commitment underwritten initial public offering of the Common Stock of the Corporation, pursuant to an effective registration statement under the Securities Act of 1933, covering the offer and sale of Common Stock for the account of the Corporation, in which the public offering price per share exceeds a price per share (appropriately adjusted for stock splits, stock dividends and similar events) that implies an aggregate pre-offering enterprise value of the Corporation of not less than $150,000,000 based on a fully diluted share basis (a “Qualifying IPO”). Upon a mandatory conversion pursuant to this paragraph (iii), the authorization of the Series A, Series B, Series C, Series D, and Series E Convertible Preferred Stock pursuant to Section 1(a) above shall automatically and immediately terminate without any further action on the part of the Corporation, and no shares of such series shall thereafter be issued, provided that such termination shall not restrict the Corporation’s Board of Director’s authority under clause (i) of the first paragraph of this Article IV to determine the terms of any new class or series of Preferred Stock.”

IN WITNESS WHEREOF, the undersigned authorized officer has duly executed these Articles of Amendment on behalf of the Corporation this 1st day of September, 2005.

By:	/s/ James A. McNulty
James A. McNulty, Secretary

ARTICLES OF AMENDMENT

TO

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

ACCENTIA BIOPHARMACEUTICALS, INC.

Pursuant to the Florida Business Corporation Act, Chapter 607 of the Florida Statutes (the “FBCA”), Accentia Biopharmaceuticals, Inc., a Florida corporation (the “Corporation”), hereby certifies that:

FIRST: This Corporation is named Accentia Biopharmaceuticals, Inc. and was originally incorporated in the State of Florida on March 26, 2002, and the Corporation hereby adopts these Articles of Amendment to the Amended and Restated Articles of Incorporation of the Corporation.

SECOND: The amendment set forth below to the Amended and Restated Articles of Incorporation of the Corporation has been approved by the Board of Directors and shareholders of the Corporation in the manner and by the vote required by the FBCA. The amendment was duly approved by the Board of Directors and shareholders pursuant to a written consent as of May 25, 2005, and the votes cast for the amendment by the shareholders were sufficient for approval.

THIRD: The Amended and Restated Articles of Incorporation of the Corporation, as in effect on the date hereof, are hereby amended as follows: The first sentence of Section 1(d)(i) of Article IV is hereby amended by deleting “0.475” and replacing it with “1/2.1052.”

IN WITNESS WHEREOF, the undersigned authorized officer has duly executed these Articles of Amendment on behalf of the Corporation this 25th day of May, 2005.

By:	/s/ James A. McNulty
James A. McNulty, Secretary

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

ACCENTIA BIOPHARMACEUTICALS, INC.

Pursuant to the Florida Business Corporation Act, Chapter 607 of the Florida Statutes (the “FBCA”), Accentia Biopharmaceuticals, Inc., a Florida corporation (the “Corporation”), hereby certifies that:

FIRST: This Corporation is named Accentia Biopharmaceuticals, Inc. and was originally incorporated in the State of Florida on March 26, 2002 under the name Accentia, Inc., and these Amended and Restated Articles of Incorporation shall amend, restate, and supercede in their entirety any and all prior Articles of Incorporation, as amended, filed with the State of Florida from the date of the Corporation’s original incorporation through the date hereof.

SECOND: These Amended and Restated Articles of Incorporation have been approved by the Board of Directors and shareholders of the Corporation in the manner and by the vote required by the FBCA. These Amended and Restated Articles of Incorporation contain amendments that require shareholder approval. The amendments were approved by the shareholders pursuant to a written consent dated May 15, 2005, and the votes cast for the amendment by the shareholders were sufficient for approval.

ARTICLE I

NAME AND ADDRESS

The name of this Corporation is Accentia Biopharmaceuticals, Inc. The mailing address and street address of the Corporation is 324 South Hyde Park Avenue, Suite 350, Tampa, Florida 33606.

ARTICLE II

TERM OF EXISTENCE

This Corporation shall have perpetual existence.

ARTICLE III

PURPOSE

The general nature of the business to be transacted by this Corporation shall be to engage in any and all lawful business permitted under the laws of the United States and the State of Florida.

ARTICLE IV

CAPITAL STOCK

The total number of shares of capital stock which the Corporation shall have the authority to issue shall be (i) 300,000,000 shares of Common Stock having a par value of $0.001 per share, and

(ii) 150,000,000 shares of Preferred Stock having a par value of $1.00 per share. Pursuant to Section 607.0602 of the FBCA, the Board of Directors is authorized, without the approval of the shareholders of the Corporation, to (a) provide for the classification and reclassification of any unissued shares of Common Stock or Preferred Stock and determine the preferences, limitations, and relative rights thereof and (b) issue Common Stock or Preferred Stock in one or more classes or series, all within the limitations set forth in Section 607.0601 of the FBCA.

Upon the filing of these Amended and Restated Articles of Incorporation (the “Effective Date”), (i) each 2.1052 shares of Common Stock then issued and outstanding shall automatically be converted into 1 share of fully paid and nonassessable Common Stock of the Corporation, (ii) each 2.1052 shares of Series A Convertible Preferred Stock then issued and outstanding shall automatically be converted into 1 share of fully paid and nonassessable Series A Convertible Preferred Stock of the Corporation, and the face value of each resulting share of Series A Convertible Preferred Stock shall be converted into $2.11 per share, (iii) each 2.1052 shares of Series B Convertible Preferred Stock then issued and outstanding shall automatically be converted into 1 share of fully paid and nonassessable Series B Convertible Preferred Stock of the Corporation, and the face value of each resulting share of Series B Convertible Preferred Stock shall be converted into $2.11 per share, (iv) each 2.1052 shares of Series C Convertible Preferred Stock then issued and outstanding shall automatically be converted into 1 share of fully paid and nonassessable Series C Convertible Preferred Stock of the Corporation, and the face value of each resulting share of Series C Convertible Preferred Stock shall be converted into $2.11 per share, (v) each 2.1052 shares of Series D Convertible Preferred Stock then issued and outstanding shall automatically be converted into 1 share of fully paid and nonassessable Series D Convertible Preferred Stock of the Corporation, and the face value of each resulting share of Series D Convertible Preferred Stock shall be converted into $2.11 per share, and (vi) each 2.1052 shares of Series E Convertible Preferred Stock then issued and outstanding shall automatically be converted into 1 share of fully paid and nonassessable Series E Convertible Preferred Stock of the Corporation, and the face value of each resulting share of Series E Convertible Preferred Stock shall be converted into $2.11 per share. The share combination effected in this paragraph shall not result in any change to the number of authorized shares of Common Stock and Preferred Stock set forth in these Amended and Restated Articles of Incorporation, the par value of any shares of Common Stock or Preferred Stock, or the number of shares designated to be included in any series of Preferred Stock. In lieu of any fractional shares to which a holder of Common Stock or Preferred Stock would otherwise be entitled, the number of shares to which a holder of Common Stock or Preferred Stock is entitled shall be rounded to the nearest whole number (for the avoidance of doubt, 0.50 shares and above shall be rounded up to the next whole number, and 0.49 and below shall be rounded down to the next whole number).

A total of 125,000,000 shares of the Corporation’s authorized Preferred Stock is hereby designated into series as follows:

1. (a) Series of Preferred Stock. The Corporation shall be authorized to issue (i) Ten Million (10,000,000) shares of Series A convertible preferred stock with One and No/100 Dollar ($1.00) par value (the “Series A Convertible Preferred Stock”), (ii) Thirty Million (30,000,000) shares of Series B convertible preferred stock with One and No/100 Dollar ($1.00) par value (the “Series B Convertible Preferred Stock”), (iii) Ten Million (10,000,000) shares of Series C convertible preferred stock with One and No/100 Dollar ($1.00) par value (the “Series C Convertible Preferred Stock”), (iv) Fifteen Million (15,000,000) shares of Series D convertible preferred stock with One and No/100 Dollar ($1.00) par value (the “Series D Convertible Preferred Stock”) and (v) Sixty Million (60,000,000) shares of Series E convertible preferred stock with One and No/100 Dollar ($1.00) par value (the “Series E Convertible Preferred Stock”). Except as otherwise expressly provided in these Amended and Restated Articles of Incorporation (these “Articles”) or any amendment thereto, no holder of the Corporation’s stock shall have any preemptive right to acquire the Corporation’s securities. For all purposes herein, the term “face value” when referring to Series A, Series B, Series C, Series D, and Series E Convertible Preferred stock shall mean $2.11 per share.

(b) Parity. The Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock, the Series C Convertible Preferred Stock, the Series D Convertible Preferred Stock and the Series E Convertible Preferred Stock are of the same class and shall be on parity with each other, except as provided elsewhere herein.

(c) Liquidation.

(i) Preference on Liquidation. The holders of outstanding shares of Series E Convertible Preferred Stock shall have liquidation rights senior to the liquidation rights of the holders of outstanding shares of Series A Convertible Preferred Stock, the holders of outstanding shares of Series B Convertible Preferred Stock, the holders of outstanding shares of Series C Convertible Preferred Stock, the holders of outstanding shares of Series D Convertible Preferred Stock and the holders of outstanding shares of Common Stock; accordingly, holders of Series E Convertible Preferred Stock are entitled to receive, upon the occurrence of a Liquidating Event (as defined below) an amount equal to $2.11 per share of Series E Convertible Preferred Stock outstanding and thereafter to participate (on an as-converted into Common Stock basis) in any additional liquidating distributions, along side the holders of outstanding shares of Common Stock immediately prior to the Liquidating Event, once required liquidating distributions to outstanding Preferred Stock have been satisfied. If, upon the occurrence of a Liquidating Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of Series E Convertible Preferred Stock the full amount to which they shall be entitled, then the entire assets and funds of the Corporation legally available for distribution to its stockholders shall be distributed ratably among the holders of Series E Convertible Preferred Stock in proportion to the liquidation amount each such holder is otherwise entitled to receive pursuant to this Section 1.(c). The holders of outstanding shares of Series C Convertible Preferred Stock shall have liquidation rights senior to the liquidation rights of the holders of outstanding shares of Series B Convertible Preferred Stock, the holders of outstanding shares of Series A Convertible Preferred Stock, the holders of outstanding shares of Series D Convertible Preferred Stock and the holders of outstanding shares of Common Stock. The holders of outstanding shares of Series B Convertible Preferred Stock shall have liquidation rights senior to the liquidation rights of the holders of outstanding shares of Series A Convertible Preferred Stock, the holders of outstanding shares of Series D Convertible Preferred Stock and the holders of outstanding shares of Common Stock. The holders of outstanding shares of Series A Convertible Preferred Stock shall have liquidation rights senior to the liquidation rights of the holders of outstanding shares of Series D Convertible Preferred Stock and the holders of outstanding shares of Common Stock. The holders of outstanding shares of Series D Convertible Preferred Stock shall have liquidation rights senior to the liquidation rights of the holders of outstanding shares of Common Stock. Before any liquidating distribution shall be paid to holders of Series A, Series B, or Series D Convertible Preferred Stock and Common Stock, all liquidating distributions remaining after payment of liquidating distributions to holders of

Series E Convertible Preferred Stock shall be paid to holders of Series C Convertible Preferred Stock until the aggregate amount of liquidating distribution payments equals the face value (of $2.11 per share) of outstanding Series C Convertible Preferred Stock (subject to adjustment for stock splits, stock dividends, recapitalizations or the like). Before any liquidating distribution shall be paid to holders of Series A Convertible Preferred Stock, Series D Convertible Preferred Stock and Common Stock, all liquidating distributions remaining after payment of liquidating distributions to holders of Series C and Series E Convertible Preferred Stock shall be paid to holders of Series B Convertible Preferred Stock until the aggregate amount of liquidating distribution payments equals the face value (of $2.11 per share) of outstanding Series B Convertible Preferred Stock (subject to adjustment for stock splits, stock dividends, recapitalizations or the like) plus an amount equal to eight percent (8%) per annum from date of issuance of the Series B Convertible Preferred Stock. Before any liquidating distribution shall be paid to holders of Series D Convertible Preferred Stock and Common Stock, all liquidating distributions remaining after payment of liquidating distributions to holders of Series E, Series C, and Series B Convertible Preferred Stock shall be paid to holders of Series A Convertible Preferred Stock until the aggregate amount of liquidating distribution payments equals the face value (of $2.11 per share) of outstanding Series A Convertible Preferred Stock (subject to adjustment for stock splits, stock dividends, recapitalizations or the like). Before any liquidating distribution shall be paid to holders of Common Stock, all liquidating distributions remaining after payment of liquidating distributions to holders of Series E, Series C, Series B, and Series A Convertible Preferred Stock shall be paid to holders of Series D Convertible Preferred Stock until the aggregate amount of liquidating distribution payments equals the face value (of $2.11 per share) of outstanding Series D Convertible Preferred Stock (subject to adjustment for stock splits, stock dividends, recapitalizations or the like). All shares of Preferred Stock that are outstanding, regardless of date of issuance, shall participate proportionately in such liquidating distributions with all other shares of the same series of Preferred Stock based on the face value of all outstanding shares of such series.

(ii) Definition of Liquidating Event. A “Liquidating Event” shall mean (i) any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, or (ii) a sale, transfer or other disposition of all or substantially all the assets of the Corporation to, or a merger or consolidation into, an entity that is not controlled, directly or indirectly, by the stockholders of the Corporation; for purposes of this definition, “control” shall mean ownership of more than 50% of the voting power of an entity. Upon the occurrence of any Liquidating Event that would involve the distribution of assets other than cash with respect to the outstanding shares of Series E Convertible Preferred Stock, the amount of such distribution shall be deemed to be the fair market value thereof at the time of such distribution determined as follows:

(A) Securities not subject to investment letter or other similar restrictions on free marketability covered by (B) below:

(1) If traded on a securities exchange or through the Nasdaq National Market or SmallCap Market, the fair market value shall be the average closing price of the Corporation’s Common Stock for the twenty (20) trading days immediately preceding the trading date ending three trading days prior to the closing;

(2) If actively traded over the counter, the fair market value shall be the average closing price of the Corporation’s Common Stock for the twenty (20) trading days immediately preceding the trading date ending three trading days prior to the closing; and

(3) If there is no active public market, the fair market value shall be the fair market value thereof, as mutually determined by the Board of Directors of this Corporation and the holders of at least two-thirds of the number of the then outstanding shares of Series E Convertible Preferred Stock. In the event that the Board of Directors and the holders of Series E Convertible Preferred Stock are unable to mutually determine the fair market value, an independent third party shall be mutually selected by the Board of Directors and the holders of at least two-thirds of the number of the then outstanding shares of Series E Convertible Preferred Stock.

(B) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by this Corporation and the holders of at least two-thirds of the number of the then outstanding shares of Series E Convertible Preferred Stock, or, in the event that the Board of Directors and the holders of Series E Convertible Preferred Stock are unable to mutually determine the fair market value, by the independent third party designated by the Board of Directors of this Corporation and the holders of at least two-thirds of the number of the then outstanding shares of Series E Convertible Preferred Stock.

(iii) Notice of Liquidating Event. The Corporation shall give each holder of record of Series E Convertible Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of final approval of such transaction. Subject to confidentiality limitations, the first of such notices shall describe the material terms and conditions of the impending transaction, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shorted upon the Corporation’s receipt of written consent of the holders of at least a majority of the then outstanding shares of Series E Convertible Preferred Stock entitled to such notice and rights.

(d) Conversion Rights.

(i) Voluntary and Automatic Conversion. Each holder of outstanding shares of Series E Convertible Preferred Stock shall have the right at any time to convert all of that holders (this conversion right requires the conversion of all shares of Series E Convertible Preferred Stock owned or controlled by the converting party) outstanding shares of Series E Convertible Preferred Stock into that number of shares of fully paid and non-assessable Common Stock such that each 0.475 shares of Series E Convertible Preferred Stock shall represent one millionth percent of the number of Fully Diluted Common Shares of the Corporation outstanding at the time of the conversion (including the shares issuable pursuant to the conversion). For example, 2,375,071 shares of Series E Convertible Preferred Stock would be convertible into 5% of the Fully Diluted Common Shares of the Corporation. “Fully Diluted Common Shares” shall mean the number of shares of Common Stock outstanding at the time of conversion giving effect to the assumed conversion or exercise into Common Stock of any and all then-outstanding options, warrants, preferred stock, convertible debt, or other rights to acquire capital stock of the Corporation, as if those securities or instruments were converted or exercised, as applicable, immediately before conversion of the shares of Series E Convertible Preferred Stock at their then-applicable conversion or exercise prices; provided, however, “Fully Diluted Common Shares” shall exclude: (A) shares issuable upon the exercise of any options or warrants that will and do expire unexercised on the date of conversion of the Series E Convertible Preferred Stock; (B) shares issuable pursuant to the following unvested stock options outstanding as of January 7, 2005 to the extent such options remain unvested on the date of conversion of the Series E shares: (i) options to purchase up to 760,023 shares of Series B Convertible Preferred Stock (after taking into account the share combination effected in the second paragraph of this Article IV); (ii) options to purchase up to 16,754 shares of Series D Convertible Preferred Stock (after taking into account the share combination effected in the second paragraph of this Article IV); and (iii) options to purchase up to 703,027 shares of Common Stock (after taking into account the share combination effected in the second paragraph of this Article IV); and (C) shares issuable to Laurus Master Fund, Ltd. and/or its affiliates (collectively, “Laurus”) pursuant to (i) the Secured Convertible Term Note in the aggregate original principal amount of $5,000,000, dated as of April 29, 2005, issued to Laurus; (ii) the Secured Convertible Minimum Borrowing Note, dated as of April 29, 2005, issued to Laurus; and (iii) the exercise of any warrants included in the Common Stock Purchase Warrant, dated April 29, 2005, issued to Laurus. “Fully Diluted Common Shares” shall specifically include any shares of Common Stock that will be issued on or before the closing of the Corporation’s initial public offering in cancellation of Company indebtedness. Notwithstanding the foregoing, in the event that the aggregate value of the shares of Common Stock otherwise issuable upon a conversion determined in accordance with the preceding sentences is less than $2.11 for each share of Series E Convertible Preferred Stock being converted, then the number of shares of Common Stock issuable upon conversion will be automatically increased (but not decreased) by that number of shares of Common Stock necessary to cause the total shares of Common Stock to be issued at conversion to have a minimum value equal to $2.11 for each share of Series E Convertible Preferred Stock being converted. The value of the Common Stock, if automatic conversion is being effected pursuant to a Qualifying IPO (as defined below), shall be based on the IPO Offering Price or, if conversion is being effected other than as a result of a Qualifying IPO, then the value shall be based on appraisal value (as mutually agreed upon by the Board of Directors of the Corporation and at least two-thirds of the outstanding shares of Series E Convertible Preferred Stock). “IPO Offering Price” shall mean the initial public offering price per share for such stock in connection with a Qualifying IPO, as set forth in the final prospectus relating thereto. The holders of outstanding shares of Series D Convertible Preferred Stock shall have the right to convert each outstanding share of Series D Convertible Preferred Stock into 0.474 shares of fully paid and non-assessable Common Stock of the Corporation. The holders of outstanding shares of Series C Convertible Preferred Stock shall have the right to convert each outstanding share of Series C Convertible Preferred Stock into 0.415 shares of fully paid and non-assessable Common Stock of the Corporation. The holders of outstanding shares of Series B Convertible Preferred Stock shall have the right to convert each outstanding share of Series B Convertible Preferred Stock into 0.511 shares of fully paid and non-assessable Common Stock of the Corporation. The holders of outstanding shares of Series A Convertible Preferred Stock shall have the right to convert each one (1) share of Series A Convertible Preferred Stock into one (1) share of fully paid and non-assessable Common Stock of the Corporation. Notice of conversion must be in writing and delivered to the principal office of the Corporation. Such notice of conversion, once issued by the holder, shall be irrevocable. Notice of conversion may be issued at any time after the date on which these Amended and Restated Articles of Incorporation become effective.

(ii) Intentionally left blank.

(iii) Mandatory Conversion of Preferred Stock upon Qualifying IPO. All outstanding shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock, and Series E Convertible Preferred Stock shall automatically convert into Common Stock, based on the then applicable conversion price and terms set forth herein for each such class of Preferred Stock, immediately prior to the closing of a firm commitment underwritten initial public offering of the Common Stock of the Corporation, pursuant to an effective registration statement under the Securities Act of 1933, covering the offer and sale of Common Stock for the account of the Corporation, in which the public offering price per share exceeds a price per share (appropriately adjusted for stock splits, stock dividends and similar events) that implies an aggregate pre-offering enterprise value of the Corporation of not less than $200,000,000 based on a fully diluted share basis and resulting in aggregate gross proceeds to the Corporation (after all underwriting discounts) of at least $30,000,000 (a “Qualifying IPO”). Upon a mandatory conversion pursuant to this paragraph (iii), the authorization of the Series A, Series B, Series C, Series D, and Series E Convertible Preferred Stock pursuant to Section 1(a) above shall automatically and immediately terminate without any further action on the part of the Corporation, and no shares of such series shall thereafter be issued, provided that such termination shall not restrict the Corporation’s Board of Director’s authority under clause (i) of the first paragraph of this Article IV to determine the terms of any new class or series of Preferred Stock.

(iv) Adjustment of Series E Conversion Price upon Dilutive Issuances. Upon the issuance or sale by the Corporation of:

(A) Common Stock for a consideration per share less than the conversion price applicable to the Series E Convertible Preferred Stock (which initially is $2.11 per share) (the “Series E Conversion Price”) in effect immediately prior to the time of such issue or sale; or

(B) any Stock Purchase Rights where the consideration per share for which shares of Common Stock may at any time thereafter be issuable upon exercise thereof (or, in the case of Stock Purchase Rights exercisable for the purchase of Convertible Securities, upon the subsequent conversion or exchange of such Convertible Securities) shall be less than the Series E Conversion Price in effect immediately prior to, or at any time subsequent to, the time of the issue or sale of such Stock Purchase Rights; or

(C) any Convertible Securities where the consideration per share for which shares of Common Stock may at any time thereafter be issuable pursuant to the terms of such Convertible Securities shall be less than any Conversion Price in effect immediately prior to, or at any time subsequent to, the time of the issue or sale of such Convertible Securities; other than an issuance of Common Stock pursuant to Subsections 1(e) and 1(d)(v)(F) of this Article IV (any such issuance shall be referred to hereinafter as a “Dilutive Issuance”), then forthwith upon such issue or sale (or at any such time thereafter, as the case may be, that the consideration per share in the Dilutive Issuance is, or becomes, less than the Series E Conversion Price), the Series E Conversion Price shall be reduced to (x) the lowest price per share in the Dilutive Issuance (calculated to the nearest cent), or (y) such other amount as each such holder of Series E Convertible Preferred Stock shall determine, provided that such amount shall not be less than the amount in (x) above.

Notwithstanding the foregoing, the Series E Conversion Price shall not at such time be reduced if such reduction would be an amount less than $.01, but any such amount shall be carried forward and deduction with respect thereto made at the time of and together with any subsequent reduction that, together with such amount and any other amount or amounts so carried forward, shall aggregate $.01 or more.

(v) For purposes of Section 1(d)(iv), the following provisions will be applicable:

(A) “Convertible Securities” shall mean evidences of indebtedness, shares of stock or other securities that are convertible into or exchangeable for, with or without payment of additional consideration, shares of Common Stock.

(B) “Stock Purchase Rights” shall mean any warrants, options or other rights to subscribe for, purchase or otherwise acquire any shares of Common Stock or any Convertible Securities.

(C) Convertible Securities and Stock Purchase Rights shall be deemed outstanding and issued or sold at the time of such issue or sale.

(D) Determination of Consideration. The “consideration actually received” by the Corporation for the issuance, sale, grant or assumption of shares of Common Stock, Stock Purchase Rights or Convertible Securities, irrespective of the accounting treatment of such consideration, shall be valued as follows:

(1) Cash Payment. In the case of cash, the net amount received by the Corporation after deduction of any accrued interest or dividends and before deducting any expenses paid or incurred and any underwriting commissions or concessions paid or allowed by the Corporation in connection with such issue or sale;

(2) Noncash Payment. In the case of consideration other than cash, the value of such consideration, which shall not include the value of any Convertible Securities being converted or exchanged, as determined by the Board of Directors in good faith, after deducting any accrued interest or dividends; and

(3) Stock Purchase Rights and Convertible Securities. The total consideration, if any, received by the Corporation as consideration for the issuance of the Stock Purchase Rights or the Convertible Securities, as the case may be, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the exercise of such Stock Purchase Rights or upon the conversion or exchange of such Convertible Securities, as the case may be, in each case after deducting any accrued interest or dividends.

(E) Exclusions. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Series E Conversion Price in the case of (i) the issuance or sale of options, or the shares of stock issuable upon exercise of such options, to directors, officers, employees or consultants of the Corporation pursuant to stock options or stock purchase plans or agreements, whether “qualified” for tax purposes or not, pursuant to plans or arrangements approved by the Board of Directors, (ii) the issuance of Common Stock upon conversion of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock (iii) the issuance of Common Stock pursuant to warrants outstanding as of the date of filing this Amendment. The issuances or sales described in the preceding clauses (i), (ii) and (iii) shall be ignored for purposes of calculating any adjustment to the Series E Conversion Price.

Upon the occurrence of each adjustment or readjustment of the Series E Conversion Price pursuant to the foregoing subsections, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms thereof, and prepare and furnish to each holder of Series E Convertible Preferred Stock affected thereby a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written notice at any time of any holder of Series E Convertible Preferred Stock furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the applicable Series E Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of such holder’s shares.

(e) Other Distributions. In the event this Corporation shall declare a distribution payable in securities of other entities, evidences of indebtedness issued by this Corporation or other entities, assets (excluding cash dividends) or options or rights not covered by Section 1(d) above, then, in each such case for the purpose of this Section 1(e), the holders of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were holders of the number of shares of Common Stock of this Corporation into which their shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of this Corporation entitled to receive such distribution.

(f) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Article IV), provision shall be made so that the holders of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred, Stock Series D Convertible Preferred Stock and Series E Convertible Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 1(f) with respect to the rights of the holders of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock after the recapitalization to the end that the provisions of this Section 1(f) including adjustment of the conversion rate then in effect and the number of shares issuable upon conversion of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock Series D Convertible Preferred Stock and Series E Convertible Preferred Stock applicable after that event shall be as nearly equivalent as may be practicable so that the reclassification has no accretive or dilutive effect on the conversion rights.

(g) No Fractional Shares and Certificate as to Adjustments. No fractional shares shall be issued upon the conversion of any share or shares of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share.

(h) Notices of Record Date. In the event of any taking by this Corporation of a record of the holders of any class or securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this Corporation shall mail to each holder of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(i) Reservation of Stock Issuable Upon Conversion. This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to these Articles of Incorporation, as amended.

(j) Notices. Any notice required by the provisions of this Article IV to be given to the holders of shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this Corporation.

(k) Voting Rights.

(i) The holders of outstanding shares of the Common Stock, the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock, the Series C Convertible Preferred Stock, the Series D Convertible Preferred Stock and the Series E Convertible Preferred Stock are entitled to vote on all matters voted on by the stockholders on the basis of one vote per share and shall have voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required by law, voting together with the Common Stock as a single class) and there shall be no cumulative voting. The holders of outstanding shares of the Common Stock, the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock, the Series C Convertible Preferred Stock, the Series D Convertible Preferred Stock and the Series E Convertible Preferred Stock shall have the right to receive notice of and attend all meetings of the shareholders of the Corporation.

(ii) Each holder of a minimum of 2,375,071 shares of the Series E Convertible Preferred Stock shall be entitled to elect one (1) Director of the Corporation, regardless of whether or not there are any holders of outstanding shares of the Series E Convertible Preferred Stock at any annual meeting of the stockholders. If, at any annual meeting of the stockholders, there are no holders of outstanding shares of the Series D Convertible Preferred Stock, then the holders of outstanding shares of the Common Stock, the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock are entitled to vote as a single class to elect six (6) of the seven (7) Directors of the Corporation. If, at any annual meeting of the stockholders, there is at least one holder of outstanding shares of the Series D Convertible Preferred Stock, then the holders of outstanding shares of the Common Stock, the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock are entitled to vote as a single class to elect five (5) of the seven (7) Directors of the Corporation, and the holders of outstanding shares of the Series D Convertible Preferred Stock are entitled to vote as a single class to elect one (1) of the seven (7) Directors of the Corporation. For so long as there is at least one holder of outstanding shares of the Series D Convertible Preferred Stock, the director elected by the holder or holders of Series D Convertible Preferred Stock may not be removed or replaced except by the approval (by vote or written consent, as provided by law) of the holders of a majority of the outstanding Series D Convertible Preferred Stock. For so long as there is at least one holder of outstanding shares of the Series E Convertible Preferred Stock, the director elected by the holder or holders of Series E Convertible Preferred Stock may not be removed or replaced except by the approval (by vote or written consent, as provided by law) of the holders of a majority of the outstanding Series E Convertible Preferred Stock. Notwithstanding the forgoing, the number of directors which the Holders of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock are entitled to elect as a single class, shall be reduced by the number of directors entitled to be elected by the Holders of Series E Convertible Preferred Stock as herein above provided. The Corporation shall not amend or repeal this provision, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series D Convertible Preferred Stock as it pertains to the holders of the Series D Convertible Preferred Stock and/or the holders of at least a majority of the then outstanding shares of Series E Convertible Preferred Stock as it pertains to the holders of the Series E Convertible Preferred Stock.

(l) Redemption. The Series B Convertible Preferred Stock shall not be redeemable.

(m) Series B Protective Provisions. So long as not less than 475,014 shares in the aggregate of the Series B Convertible Preferred Stock are outstanding (as adjusted for any stock splits, stock dividends, recapitalizations or the like), this Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least two-thirds of the then outstanding shares of Series B Convertible Preferred Stock (voting as a separate class) take any action that:

(i) Amends or repeals any provision of this Corporation’s Articles of Incorporation, as amended (including any amendment or repeal effected by way of a merger involving the Corporation), to alter or change the terms, rights and/or preferences of the Series B Convertible Preferred Stock other than through the creation or amendment of another class, type or series of stock; or

(ii) increases the authorized number of shares of the Series B Convertible Preferred Stock.

(n) Series D Protective Provisions. So long as not less than 475,014 shares in the aggregate of the Series D Convertible Preferred Stock are outstanding (as adjusted for any stock splits, stock dividends, recapitalizations or the like), this Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of either: (i) the holders of at least two-thirds of the then outstanding shares of Series D Convertible Preferred Stock (voting as a separate class) or (ii) a majority of the Board of Directors, including the director, if any, elected by the holders of Series D Convertible Preferred Stock, take any action that:

(i) Amends or repeals any provision of this Corporation’s Articles of Incorporation, as amended (including any amendment or repeal effected by way of a merger involving the Corporation), to alter or change the terms, rights and/or preferences of the Series D Convertible Preferred Stock other than through the creation or amendment of another class, type or series of stock; or

(ii) Increases the authorized number of shares of the Series D Convertible Preferred Stock.

(o) Series E Protective Provisions.

(i) The holders of outstanding shares of Series E Convertible Preferred Stock shall have the right of first refusal to purchase their proportionate part (pro rata on a Common Stock equivalent basis), or any smaller part thereof, of any offer of equity and/or debt securities by the Corporation under the same price and terms as such offer is made by the Corporation to third parties. The first right of refusal will terminate (with respect to a specific offering) if not exercised in writing within thirty days following written notice of such debt or equity offering. The first right of refusal shall terminate at, and not include, a Qualifying IPO.

(ii) So long as any shares of the Series E Convertible Preferred Stock are outstanding (as adjusted for any stock splits, stock dividends, recapitalizations or the like), this Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least two-thirds of the then outstanding shares of Series E Convertible Preferred Stock (voting as a separate class) take any action that:

(A) Amends or repeals any provision of this Corporation’s Articles of Incorporation, as amended (including any amendment or repeal effected by way of a merger involving the Corporation), to alter or change the terms, rights and/or preferences of the Series E Convertible Preferred Stock other than through the creation or amendment of another class, type or series of stock that is junior to the Series E Convertible Preferred Stock;

(B) Increases or decreases the authorized number of shares of the Series E Convertible Preferred Stock;

(C) Authorizes or issues, or obligate itself to authorize or issue, any equity or debt security on a parity with or having preference or priority over the Series E Convertible Preferred Stock as to liquidation preference, redemption rights, dividend rights, registration rights or otherwise;

(D) Pays or declares any dividend or distribution on any shares of its capital stock (other than the Series E Convertible Preferred Stock) or applies any of its assets to the redemption, retirement, purchase or acquisition, directly or indirectly, through subsidiaries or otherwise, of any shares of its capital stock, except for repurchases of shares from former employees, officers, directors, advisors or service providers upon termination of employment for a price not greater than the cash price paid by such former employees, officers, directors, advisors or service providers, pursuant to the terms of stock purchase agreements with such persons providing for such repurchases at the original issuance prices for such shares; provided, that the aggregate amount paid in connection with such repurchased shares within any twelve (12) month period shall not exceed $100,000; or

(E) Voluntarily or involuntarily liquidates, dissolves or winds up the Corporation or its business.

(p) Series E Preferred Dividend. The holders of outstanding shares of Series E Convertible Preferred Stock as a class shall have the right to a cumulative quarterly dividend (the “Series E Preferred Dividend”) from the Corporation prior to and in preference to any dividend or distribution paid with respect to the Common Stock or any class or series of Preferred Stock. The aggregate Series E Preferred Dividend to be paid to all holders of the Series E Preferred Stock shall be an amount equal to the greater of: (i) 5% of all Net Revenue (as defined below) resulting from all current or future products owned, controlled or in which any commercialization rights are held, by TEAMM Pharmaceuticals, Inc. (“TEAMM”) (or any entity, owned or controlled, directly or indirectly, by the Corporation), excluding only Histex PD, Histex CT, Histex SR, Histex Liquid and Histex HC (collectively, the “TEAMM Products”), or (ii) 5% of all Net Revenue from the sale in the US market of all current and future products owned, controlled or in which any commercialization rights are held, by BioVest International, Inc. (“BioVest”) (or any entity, owned or controlled, directly or indirectly, by the Corporation) (collectively, the “BioVest Products”). The TEAMM Products include, without limitation, Respi-TANN, Histex I/E, Histex PD12, MD Turbo, 10/300 ANDA, 10/200 ANDA and SRL Technology. For the purposes of this Section 1(p), “Net Revenue” shall mean the aggregate gross quarterly revenue from the sale of the applicable TEAMM Products or BioVest Products to customers or end-users (e.g., hospitals, HMOs, nonprofit organizations, distributors, resellers, wholesalers, retailers, etc.), whether such revenue is received by TEAMM, BioVest, the Corporation or any other party less any adjustments for discounts, refunds, returns, chargebacks and rebates actually paid by TEAMM, BioVest or the Corporation or deducted by the customer or invoiced by a governmental agency.

The Series E Preferred Dividend shall accrue quarterly and be paid to the holders of Series E Convertible Preferred Stock in cash on a quarterly basis within sixty (60) days following the end of each of the Corporation’s fiscal quarters. In the event that any shares of Series E Convertible Preferred Stock are repurchased or converted, whether voluntarily, by merger or otherwise, prior to the end of a fiscal quarter, the Corporation shall remain obligated to pay a pro rata Series E Preferred Dividend based on the aggregate Net Revenue for the stub period ending simultaneously with and including the date of the repurchase or conversion. The pro rata dividend shall be paid upon any redemption, conversion or the closing of any merger or other transaction resulting in the sale or conversion of the shares of Series E Convertible Preferred Stock.

Other than a sale of a TEAMM Product or a BioVest Product as inventory in the ordinary course of business (the proceeds of which are already included in the Net Revenue calculation pursuant to the foregoing provisions), if any of the TEAMM Products or the BioVest Products (or any of the rights relating thereto) are sold, assigned, licensed or transferred in any way, in whole or part, by sale, license merger or otherwise (a “Transfer”), the resulting gross proceeds from such Transfer received (including the fair market value of any non-cash consideration received or to be received) by the Corporation, TEAMM or BioVest shall be included in the calculation of Net Revenue.

The Corporation shall not take any action to circumvent the purposes of this Section 1(p) and shall at all times take all actions to ensure that the Series E Preferred Dividend is accurately reported and paid according to the intent and purposes of this section. The Corporation shall maintain records sufficient to demonstrate its compliance with the dividend reporting and payment obligations set forth in this Section 1(p). The Corporation shall make such records available for inspection and copying by any holder of Series E Preferred Stock or such holder’s representatives during normal business hours upon reasonable advance notice, solely for the purpose of confirming the Corporation’s compliance with its obligations with respect to the reporting and payment of the Series E Preferred Dividend.

The Corporation shall not permit its ownership interest in, or its voting control of, either TEAMM or BioVest to be reduced below 51% without the prior written consent of two thirds of the outstanding Series E Convertible Preferred stock.

2. Any shares of Series A, Series B, Series C, Series D, or Series E Convertible Preferred Stock converted, exchanged, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock of the Corporation and, upon the filing of appropriate articles of amendment with the Secretary of State of the State of Florida determining the terms of any new class or series, may be reissued as part of another series of Preferred Stock of the Corporation.

ARTICLE V

REGISTERED OFFICE AND AGENT

The address of the registered office of the Corporation is 1201 Hays Street, Tallahassee, Florida 32301, and the registered agent at such address is Corporation Service Company.

ARTICLE VI

DIRECTORS

The business of the Corporation shall be managed by a Board of Directors consisting of not fewer than one person, the exact number to be determined from time to time in accordance with the Bylaws of the Corporation. As of the date on which the Corporation’s common stock becomes registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Registration Date”), the directors of the Corporation shall be classified, with respect to the time for which they severally hold office, into three classes, Class I, Class II and Class III, each of which shall be as nearly equal in number as possible, and shall be adjusted from time to time in the manner specified in the Bylaws to maintain such proportionality. Each initial director in Class I shall hold office for a term expiring at the first annual meeting of the shareholders after the Registration Date; each initial director in Class II shall hold office for a term expiring at the second annual meeting of the shareholders after the Registration Date; and each initial director in Class III shall hold office for a term expiring at the third annual meeting of the shareholders after the Registration Date. Notwithstanding the foregoing provisions of this Article VI, each director shall serve until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, or removal. At each annual meeting of the shareholders, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of the shareholders held in the third year following the year of their election and until their successors shall have been duly elected and qualified or until such director’s earlier death, resignation, or removal.

ARTICLE VII

INDEMNIFICATION

This Corporation shall indemnify any director, officer, employee or agent of the Corporation to the fullest extent permitted by Florida law.

ARTICLE VIII

AMENDMENT

These Amended and Restated Articles of Incorporation may be amended in the manner provided by law.

IN WITNESS WHEREOF, the undersigned has executed these Amended and Restated Articles of Incorporation this 15th day of May, 2005.

By:	/s/ James A. McNulty
James A. McNulty, Secretary

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